EXHIBIT 10.6

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This Fourth Amendment to Credit Agreement (the “Amendment”), dated as of the 30th day of November, 2008, is among Vitamin Cottage Natural Food Markets, Inc. (the “Company”), the Lenders under the Credit Agreement (as defined below), and JPMorgan Chase Bank, N.A. (“JPMorgan”), as a Lender and as Administrative Agent under the Credit Agreement.  JPMorgan in its capacity as Administrative Agent under the Credit Agreement is sometimes referred to herein as the “Agent.”  Capitalized terms used in this Amendment and not defined in this Amendment shall have the meaning given to such terms in the Credit Agreement.

PRELIMINARY STATEMENTS

A.            The Company, the Lenders and the Agent entered into that certain Agreement, dated as of September 29, 2006 (the “Credit Agreement”), under the terms of which the Lenders agreed to extend credit to the Company as described in Article II of the Agreement.  On November 2, 2006, the Lenders, the Agent and the Company entered into a First Amendment to Credit Agreement (herein “First Amendment”) which is incorporated herein by reference.  On December 13, 2006, the Lenders, the Agent and the Company entered into a Second Amendment to Credit Agreement (herein “Second Amendment”) which is incorporated herein by reference.  On June 26, 2007, the Lenders, the Agent and the Company entered into a Third Amendment to Credit Agreement (herein “Third Amendment”) which is incorporated herein by reference.

B.            Boulder VC has executed and delivered the Boulder VC Guaranty.

C.            VC Two has executed and delivered the VC Two Guaranty and the Trademark Security Agreement.

D.            The Company has the asked the Lenders and the Agent to agree to, and the Lenders and the Agent have agreed to, amend the terms and conditions of the Credit Agreement, in each case subject to and as more fully set forth in this Amendment.

AGREEMENT

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders and the Administrative Agent agree as follows:

1.              Amendments.  The Agreement is hereby amended as follows:

a.              SECTION 1.01.  Definition of ABR.  The definition of “ABR” is hereby deleted and all references in the Credit Agreement to the term “ABR” shall be amended to refer to “CBFR.”

b.              SECTION 1.01.  Definition of Adjusted One Month LIBOR Rate.  A new definition of “Adjusted One Month LIBOR Rate” shall be inserted which shall read as follows:

““Adjusted One Month LIBOR Rate” means, for any day, an interest rate per annum equal to the sum of (i) 2.50% per annum plus (ii) the product of (a) the interest rate determined by the Administrative Agent by reference to Reuters Screen LIBOR01 (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m. London time, on such date or, if such date is not a Business Day, on the immediately preceding Business Day for dollar deposits with a maturity equal to one (1) month, multiplied by (b) the Statutory Reserve Rate.”

c.               SECTION 1.01.  Definition of Alternate Base Rate.  The definition of “Alternate Base Rate” is hereby deleted and all references in the Credit Agreement to the term “Alternate Base Rate” shall be amended to refer to “CB Floating Rate.”

d.              SECTION 1.01.  Definition of Applicable Margin.  The definition of “Applicable Margin” is hereby amended by (i) deleting the table set forth therein and replacing it with the following:

Tier	Consolidated Leverage Ratio	CBFR Spread	Eurodollar Spread	Unused Fee Rate
1	< 2.75x	0.00%	2.50%	0.50%
2	> 2.75x and < 3.75x	0.25%	2.75%	0.50%
3	> 3.75x	0.50%	3.00%	0.50%

, and (ii) adding the following at the end of the penultimate sentence thereof: “; provided that, without limiting the application of the highest Applicable Margin pursuant to the terms of the immediately succeeding sentence, from and including December 1,

2008 until April 1, 2009, the Applicable Margin shall be as set forth in Tier 2 of the preceding table.”

e.               SECTION 1.01.  Definition of Business Day.  The definition of “Business Day” is hereby amended by inserting the text “or the Adjusted One Month LIBOR Rate after the text “Eurodollar Loan” in the third line thereof.

f.                SECTION 1.01.  Definition of CB Floating Rate.  A new definition of “CB Floating Rate” shall be inserted which shall read as follows:

““CB Floating Rate” means, for any day, the Prime Rate in effect on such day; provided that the CB Floating Rate shall, on any day, never be less than the Adjusted One Month LIBOR Rate.  Any change in the CB Floating Rate due to a change in the Prime Rate or the Adjusted One Month LIBOR Rate shall be effective from and including the effective date of such change in the Prime Rate or the Adjusted One Month LIBOR Rate, respectively.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive and binding, absent manifest error) that it is unable to ascertain the Adjusted One Month LIBOR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, then, subject to the proviso in the first sentence of this definition, the CB Floating Rate shall be equal to the Prime Rate until the circumstances giving rise to such inability no longer exist.

g.               SECTION 1.01.  Definition of CBFR.  A new definition of “CBFR” shall be inserted which shall read as follows:

““CBFR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the CB Floating Rate.”

h.              SECTION 1.01.  Definition of Consolidated EBITDA.  The definition of “Consolidated EBITDA” is hereby amended by (i) inserting the text “and all other non-recurring non-cash charges for such period, to the extent approved by the Administrative Agent, which approval will not be unreasonably withheld” in the sixth line after the text “intangible assets”, (ii) inserting the text “in any such case” after the word “excluding” in the seventh line thereof and (iii) inserting the text “, minus, to the extent included in

Consolidated Net Income for such period, all non-recurring non-cash gains for such period.”

i.                  SECTION 1.01.  Definition of Consolidated EBITDAR.  The definition of “Consolidated EBITDAR” is hereby amended by deleting the text “Consolidated Rent” in the third line there of and replacing such text with the following: “rent expensed for the use of improved and unimproved real property (but excluding real estate taxes and common area maintenance expenses in each case to the extent paid or payable by the Borrower and the Subsidiary Guarantors on or with respect to their leased premises).”

j.                 SECTION 1.01.  Definition of Consolidated Net Income.  The definition of “Consolidated Net Income” is hereby amended by (i) deleting the text “(a) rent expensed for the use of improved and unimproved real property on the financial statements of the Borrower and the Subsidiary Guarantors calculated on a consolidated basis in accordance with GAAP for such period, and (b)” and (ii) deleting the text “(x) Consolidated Rent for such period and (y).”

k.              SECTION 1.01.  Definition of Consolidated Rent.  The definition of “Consolidated Rent” is hereby amended by inserting the text “, provided that “Consolidated Rent” shall not include real estate taxes and common area maintenance expenses in each case to the extent paid or payable by the Borrower and the Subsidiary Guarantors on or with respect to their leased premises” at the end thereof.

l.                  SECTION 1.01.  Definition of LIBO Rate.  The definition of “LIBO Rate” is hereby amended by (i) deleting the text “Page 3750 of the Dow Jones Market Service” and replacing it with “Reuters Screen LIBOR01.”

m.          SECTION 1.01.  Definition of Prime Rate.  The definition of “Prime Rate” is hereby amended by the insertion of the following text at the end thereof:  “THE PRIME RATE IS A REFERENCE RATE AND MAY NOT BE JPMORGAN CHASE BANK, N.A.’S LOWEST RATE.”

n.              SECTION 2.02(c).  Borrowing Amounts.  The second sentence of Section 2.02(c) is hereby deleted in its entirety.

o.              SECTION 5.01.  Deletion of VC Two Reporting Requirements.  Section 5.01 is hereby amended by deleting clauses (i) and (j) in their entirety and deleting the text “(k)” and replacing it with “(i).”

p.              SECTION 6.05.  Royalty Payments.  Section 6.05(b) is hereby amended by deleting the words “except in accordance with the terms and conditions of the Subordination Agreement” in the third line thereof.

q.              SECTION 6.12(a).  Consolidated Leverage Ratio.  Section 6.12(a) is hereby amended in its entirety to read as follows:

“(a)    Consolidated Leverage Ratio shall be (i) through and including December 30, 2009, less than or equal to 4.00 to 1.00; (ii) from and including December 31, 2009 through and including December 30, 2010, less than or equal to 3.75 to 1.00; and (iii) from and including December 31, 2010 and thereafter, less than or equal to 3.50 to 1.00.”

r.                 SECTION 6.12(b).  Consolidated Fixed Charge Coverage Ratio.  Section 6.12(b) is hereby amended in its entirety to read as follows:

“(b)    Consolidated Fixed Charge Coverage Ratio shall be greater than or equal to 1.25 to 1.00 for the previous four fiscal quarters ending on or immediately prior to such date of measurement.”

s.                SECTION 5.12.  Intellectual Property.  A new Section 5.12 shall be inserted which shall read as follows:

SECTION 5.12           Intellectual Property.  The Borrower shall, and shall cause its Subsidiaries to, take all action as requested by the Administrative Agent to protect and preserve its rights in all Intellectual Property Rights (as defined in the Security Agreement) material to its business, including, without limitation, the following: (a) prepare and file applications no later than February 28, 2009 for the federal registration with the United States Patent and Trademark Office of the Company or its Subsidiaries’ rights in those certain tradenames “Natural Grocers” and “Natural Grocers by Vitamin Cottage,” (b) use commercially reasonable efforts to diligently pursue each such application to obtain such federal registration, (c) execute and deliver, and cause to be recorded, any and all agreements, instruments and documents as the Administrative Agent may request to evidence or perfect the Secured Parties’ security interest in such Intellectual Property Rights and (d) promptly notify the Administrative Agent of obtaining federal registration of any Intellectual

Property Rights or of any abandonment or final rejection of any federal registration application.  No later than February 28, 2009, the Borrower shall (i) execute and deliver, and cause to be recorded with the United States Patent and Trademark Office, a trademark security agreement in form satisfactory to the Administrative Agent relating to the Secured Parties’ security interest in the Borrower’s registered trademark in “Health Hotline” and (ii) correct, or cause VC Two to correct, in the records of the United States Patent and Trademark Office, the proper legal name of VC Two as the registrant of the “Vitamin Cottage Natural Grocers” trademark.  The Borrower shall provide prompt written notice to the Administrative Agent if the Borrower or any Subsidiary thereof acquires any Intellectual Property Right that is material to the business of the Borrower or any Subsidiary thereof.”

t.                 SECTION 5.13  Natural Systems, LLC.  A new Section 5.13 shall be inserted which shall read as follows:

“SECTION 5.13         Natural Systems, LLC.  No later than December 31, 2008, the Borrower shall cause Natural Systems, LLC, a Colorado limited liability company (“Natural Systems”) to execute and deliver to the Administrative Agent (a) a guaranty, (b) a pledge and security agreement granting to the Administrative Agent for the ratable benefit of the Secured Parties a first priority security interest in all of the assets of Natural Systems, and (c) a certificate of the manager or member of Natural Systems, as appropriate, (i) relating to the organization, existence and good standing of Natural Systems, the authorization of such guaranty and pledge and security agreement and the incumbency, signatures and authority of the persons authorized to execute, deliver and perform such guaranty and pledge and security agreement and (ii) attaching the articles of organization and operating agreement (if any) of Natural Systems and appropriate resolutions authorizing such guaranty and pledge and security agreement, each of the documents listed in (a), (b) and (c) above in form and substance satisfactory to the Administrative Agent.”

u.              SCHEDULE 3.01.  Schedule 3.01 is hereby deleted and replaced with Schedule 3.01 to this Amendment.

v.              SCHEDULE 3.16.  Schedule 3.16 is hereby deleted and replaced with Schedule 3.16 to this Amendment.

2.                                      Effective Date.  This Amendment shall become effective upon the satisfaction of the following conditions precedent (the “Effective Date”):

a.                                      The Company shall have (i) executed and delivered or caused to be executed and delivered this Amendment and all other documents reasonably required by the Agent and (ii) complied with such additional conditions and requests as the Agent may reasonably require.

b.                                      (i) All representations and warranties made in the Credit Agreement shall be true, complete and correct in all material respects as of the date hereof as if made on the date hereof, and (ii) no default or Event of Default shall have occurred and be continuing under any of the Loan Documents or will occur as a result of this Amendment.

c.                                       The Company shall pay or cause to be paid all of the reasonable expenses incurred by the Agent in connection with the preparation of, and transactions contemplated by, this Amendment, including, without limitation, the reasonable fees and disbursements of the Agent’s attorneys and their staff.

d.                                      The Company shall cause VC Two to execute and deliver to the Agent all documents required pursuant to Section 5.09 of the Credit Agreement with respect to the acquisition of VC Two as a Subsidiary, including, without limitation, a pledge and security agreement granting to Agent for the ratable benefit of the Secured Parties a first priority security interest in all of VC Two’s assets, documents of the types referred to in Section 4.01(d) of the Credit Agreement and, if requested by Agent, favorable opinions of counsel to such Subsidiary, each in form and substance satisfactory to Agent.  The Company shall take all such actions required by Agent to pledge, in favor of the Agent for the ratable benefit of the Secured Parties, 100% of the Equity Interests of VC Two, including, without limitation, delivery of the certificated securities, if any, evidencing 100% of the Equity Interests of VC Two, together with a duly executed undated instruments of transfer, documents of the types referred to in Section 4.01(d) and, if requested by Agent, favorable opinions of counsel of the Company each in form satisfactory to Agent.

3.                                      Representations, Warranties and Covenants.

a.                                      The Company hereby represents, warrants and covenants that the execution, delivery and performance by the Company of this Amendment has been duly authorized by all necessary corporate action, and does not (i) require any consent or approval of the Company’s shareholders, if any; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Company, or the constitutive documents of the Company; (iv) result in a breach of or constitute a default under any other loan or credit agreement or any other material agreement, or any lease or instrument to which the Company is a party or by which any of its properties might be bound or affected; or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than any security interest held by the Agent in any of the Company’s assets) upon or with respect to any of the properties now owned or hereafter acquired by the Company.

b.                                      The Company hereby represents and warrants that it owns, free and clear of all Liens (other than those in favor of Agent) 100% of the Equity Interests of VC Two.

c.                                       Each of the Company and VC Two hereby represents, warrants and covenants that neither the Company nor any of its Subsidiaries have or shall have any obligations to pay any Royalties on or after the date hereof.

d.                                      The Company represents and warrants that set forth and described on Schedule 3(d) hereto are all trademarks, service marks, trade names and logos that are material in the business of the Company that have come into existence or have become material in the business of the Company since September 29, 2006.

4.                                      Miscellaneous.

a.                                      The Company hereby certifies to the Agent that as of the date of this Amendment (i) all of the Company’s representations and warranties contained in the Loan Documents are true, complete and correct in all material respects as if made on the date hereof, and (ii) no default or Event of Default has occurred and is continuing under any Loan Document or will occur as a result of this Amendment.

b.                                      Except as expressly set forth herein, the Loan Documents shall remain as originally stated and in full force and effect.  The Company hereby confirms and ratifies each of the provisions of the Loan Documents as amended hereby.  The Loan Documents shall be amended as set forth in this Amendment and shall be deemed modified as of the Effective Date.  From and after the Effective Date all references to any Loan Document in the Loan Documents shall be deemed references to the Loan Documents as amended hereby.

c.                                       Each of the Company, Boulder VC and VC Two hereby absolutely and unconditionally releases and forever discharges the Agent, each Lender and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, that the Company, Boulder VC or VC Two has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

d.                                      This Amendment and all documents to be executed and delivered hereunder may be delivered in the form of a facsimile copy, subsequently confirmed by delivery of the originally executed document.

e.                                       THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF COLORADO, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and permissible assigns.

f.                                        This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.  This Amendment shall become a part of the “Loan Documents”.

EXECUTION PAGE FOLLOWS

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Credit Agreement as of the date first set forth above.

VITAMIN COTTAGE NATURAL FOOD MARKETS, INC.,
a Colorado corporation

By:	/s/ Kemper Isely
Kemper Isely, Co-President

JPMORGAN CHASE BANK, N.A,
as a Lender and as Administrative Agent

By:	/s/ Patrick E. Green
Patrick E. Green, Senior Vice President

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS:

Each of the undersigned hereby (i) acknowledges the accuracy of the Recitals in the foregoing Amendment, (ii) consents to the modification of the Credit Agreement and the other Loan Documents and to all other matters in the foregoing Amendment, (iii) reaffirms the Boulder VC Guaranty executed by Boulder VC and VC Two Guaranty executed by VC Two (notwithstanding the fact that VC Two has become a Subsidiary of the Company), and any other agreements, documents and instruments securing or otherwise related thereto, including, without limitation, the Trademark Security Agreement (collectively, the “Guarantor Documents”), (iv) acknowledges that the Guarantor Documents continue in full force and effect, remain unchanged (except as specifically modified by the Amendment, and in the case of VC Two, notwithstanding the fact that VC Two has become a Subsidiary of the Company) and are valid, binding and enforceable in accordance with their respective terms, (v) agrees that all references, if any, in the Guarantor Documents to the Credit Agreement and the other Loan Documents are modified to refer to those documents as modified by the Amendment, and (vi) agrees to be bound by the release of the Agent and the Lenders as set forth in the Amendment.  Notwithstanding the foregoing, VC Two agrees that the text “This Guaranty shall be terminated and of no further force and effect upon the occurrence of either of the following events:  (i) a sale by Guarantor of all of the Collateral (as defined in the Trademark Security Agreement) in accordance with the terms of Section 6(i)(B) of the Trademark Security Agreement, or (ii) a merger or consolidation of the Guarantor with or into the Borrower in accordance with the terms of Section 6.03(a)(i)(F) of the Credit Agreement.” at the end of Section 4 of the VC Two Guaranty shall be deleted and of no further force and effect.  All capitalized terms above not otherwise defined have the meanings given them in the foregoing Amendment.

BOULDER VITAMIN COTTAGE GROUP, LLC
By:	Vitamin Cottage Natural Food Markets, Inc., its Manager

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Co-President of Manager, Vitamin Cottage Natural Food Markets, Inc.

VITAMIN COTTAGE TWO LTD. LIABILITY COMPANY

By:	/s/ Kemper Isely
Name:	Kemper Isely
Title:	Manager

SCHEDULE 3.01

Subsidiaries

Boulder Vitamin Cottage Group, LLC, a Colorado limited liability company.  The Borrower owns 55% of the membership interests of Boulder Vitamin Cottage Group, LLC.  All of the issued and outstanding membership interests are of a single class.

Vitamin Cottage Two Ltd. Liability Company, a Colorado limited liability company.  The Borrower owns 100% of the membership interests of Vitamin Cottage Two, LLC.  All of the issued and outstanding membership interests are of a single class.

Natural Systems, LLC, a Colorado limited liability company.  The Borrower owns 100% of the membership interests of Natural Systems, LLC.  All of the issued and outstanding membership interests are of a single class.

SCHEDULE 3.16

Capitalization

	Voting	Nonvoting
Stockholders	Shares	Shares

Kemper Isely	350	185,702.2
Zephyr Isely	350	184,941.2
Elizabeth Isely	150	81,215.6
Heather Isely	150	85,772.6
Isely Children’s Trust		43,384.4
Margaret A. Isely Family Trust		17,530.5
Margaret A. Isely Spouse’s Trust		5,089.5
Lark Isely		4,650.0
The LaRock and Luke Isely Trust		4,650.0
Virginia G. Isely, as Custodian for Ritchie K. Isely		1,522.0
Virginia G. Isely, as Custodian for Raquel G. Isely		1,522.0
Mariah C. Isely		1,522.0
Guy D. Isely		1,522.0
Keith W. Isely, as Custodian for Masala A. Isely-Rice		1,522.0
Keith W. Isely, as Custodian for Charles L. Isely-Rice		1,522.0
Fruzan Parvanta, as Custodian for Dyami Cy Isely-Parvanta		1,522.0
Charity Isely		761.0
Lucas B. Isely		761.0

Total	1,000	625,112.0

SCHEDULE 3(d)

Health Hotline, U.S. Patent and Trademark Office Registration No. 2001632, is held in the name of Vitamin Cottage Natural Food Markets, Inc. and is listed as a trade name of Vitamin Cottage Natural Food Markets, Inc. with the Colorado Secretary of State.

Natural Grocers is listed as a trade name of both Vitamin Cottage Natural Food Markets, Inc. and Boulder Vitamin Cottage Group, LLC